Exhibit 99.1

Lantheus Reports First Quarter 2026 Financial Results and Provides Business Update

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Strong start to the year with worldwide revenue of $377.3 million in the first quarter 2026
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GAAP fully diluted earnings per share of $1.80, compared to $1.02 in the first quarter of 2025
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Adjusted fully diluted earnings per share of $1.46, compared to $1.53 in the first quarter of 2025
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FDA approves PYLARIFY TruVuTM (piflufolastat F18); phased geographic launch planned to begin in the fourth quarter of 2026
•
FDA tentative approval for Lutetium Lu 177 Dotatate (PNT2003); expected to be the first radioequivalent for the treatment of gastroenteropancreatic neuroendocrine tumors
•
Reaffirmed previously issued corporate guidance for full year 2026 revenue and adjusted fully diluted earnings per share

BEDFORD, Mass., May 7, 2026 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (Lantheus or the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its first quarter ended March 31, 2026.

“Our first quarter results demonstrate disciplined execution across the business, with strong performance from PYLARIFY, Neuraceq, and DEFINITY, and continued progress against the priorities that underpin our long-term strategy,” said Mary Anne Heino, Chief Executive Officer of Lantheus. “During the quarter, we secured FDA approval for PYLARIFY TruVu and achieved tentative approval for PNT2003. For the remainder of 2026, we are focused on sustaining our leadership in PSMA PET as we prepare for the PYLARIFY TruVu conversion later this year, expanding our Alzheimer’s imaging portfolio, and advancing our prioritized pipeline. At the same time, we will remain disciplined in our capital deployment, prioritizing radiodiagnostics while evaluating the best path to maximize value from our radiotherapeutic assets – all as we lay the groundwork for growth acceleration beginning in 2027.”

Summary Financial Results

	Three Months Ended March 31,
(in millions, except per share data - unaudited)	2026	2025	% Change
Worldwide revenue	$377.3	$372.8	1.2%
GAAP net income	$118.4	$72.9	62.3%
GAAP fully diluted earnings per share	$1.80	$1.02	76.5%
Adjusted net income (non-GAAP)	$95.8	$109.5	(12.5%)
Adjusted fully diluted earnings per share (non-GAAP)	$1.46	$1.53	(4.6%)

First Quarter 2026

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Worldwide revenue increased 1.2% to $377.3 million compared to the same period in 2025.
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Sales of PYLARIFY were $240.9 million, a decrease of 6.5%.
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Sales of Neuraceq were $35.4 million.
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Sales of DEFINITY were $84.6 million, an increase of 6.8%.
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Operating income decreased 20.3% to $81.3 million. Adjusted operating income (non-GAAP) decreased 10.5% to $129.1 million.

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Fully diluted earnings per share increased 76.5% to $1.80, compared to fully diluted earnings per share of $1.02 in the prior year period. Adjusted fully diluted earnings per share (non-GAAP) decreased 4.6% to $1.46, compared to $1.53 in the prior year period.
•
Net cash provided by operating activities and free cash flow were $125.1 million and $121.9 million, respectively.

Balance Sheet

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At March 31, 2026, the Company's cash and cash equivalents were $498.6 million, including proceeds of $31.4 million from the sale of the Company’s single-photon emission computerized tomography (“SPECT”) business to SHINE Technologies, LLC (“SHINE”) on January 1, 2026, compared to $359.1 million at December 31, 2025.
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The Company currently has access to up to $750.0 million from a revolving line of credit.

Recent Business Highlights

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Received FDA approval for PYLARIFY TruVuTM (piflufolastat F18), a new formulation of PYLARIFY®, the Company’s market‑leading PSMA PET imaging agent, designed to enhance manufacturing efficiency and supply flexibility; a phased geographic commercial launch is planned to begin in the fourth quarter of 2026 to align with coding, coverage, payment, and customer and PMF readiness.
•
Completed the divestiture of the legacy SPECT business to SHINE (effective January 1, 2026), a decisive action taken to focus on PET radiodiagnostics and simplify the Company’s operating model.
•
Achieved FDA tentative approval for PNT2003, which upon full approval would be the first radioequivalent to Lutetium Lu 177 Dotatate for the treatment of gastroenteropancreatic neuroendocrine tumors (GEP‑NETs); launch timing will consider the following factors: the timing of FDA approval, the expiration of the 30‑month Hatch‑Waxman stay and disposition of the related legal proceedings, as well as manufacturing and commercial strategy to ensure launch success.
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The FDA extended the PDUFA date for LNTH‑2501(Ga 68 edotreotide), the Company’s PET diagnostic imaging kit for somatostatin receptor‑positive neuroendocrine tumors (NETs), by three months to June 29, 2026, to allow additional time to review manufacturing‑related information. This standard review extension is not related to the efficacy or safety data of LNTH-2501.

Full Year 2026 Financial Guidance

	Guidance Issued May 7, 2026	Guidance Issued February 26, 2026
FY 2026 Revenue	$1.4 billion - $1.45 billion	$1.4 billion - $1.45 billion
FY 2026 Adjusted fully diluted EPS	$5.00 - $5.25	$5.00 - $5.25

On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of GAAP income per common share to adjusted fully diluted EPS because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.

Conference Call and Webcast

As previously announced, the Company will host a conference call and webcast on Thursday, May 7, 2026, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.

A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.

The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada, Germany, Switzerland, Sweden and the United Kingdom, Lantheus has been providing radiopharmaceutical solutions for 70 years. For more information, visit www.lantheus.com.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted fully diluted net income per share; adjusted operating income, and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their use of terms such as “advance,” “believe,” “continue,” “could,” “driving,” “expect,” “guidance,” “maintain,” “may,” “on track,” “plan,” “potential,” “predict,” “progress,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for the fiscal year 2026 and our plans to successfully execute on the commercialization of marketed products, ensure launch readiness for new products, advance a focused late-stage pipeline, and allocate capital thoughtfully, and our focus mainly on our radiodiagnostic business and pursuing value-maximizing alternatives for our radiotherapeutic assets, and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion, penetration and reimbursement for our established commercial products, particularly PYLARIFY, DEFINITY and Neuraceq, in a competitive environment and our ability to clinically and commercially differentiate our products; (ii) our ability to complete the technology transfer across our positron emission tomography (“PET”) manufacturing facilities (“PMF”) network for PYLARIFY TruVu, the new formulation of our F-18 prostate-specific membrane antigen (“PSMA”) PET imaging agent approved by the U.S. Food and Drug Administration (“FDA”) on March 6, 2026, to obtain FDA approval for each PMF to manufacture PYLARIFY TruVu, to obtain adequate coding, coverage and payment, including transitional pass-through payment status, for PYLARIFY TruVu and to have customers adopt PYLARIFY TruVu; (iii) the availability of raw materials, key components, equipment, manufacturing time slots, either used in the production of our products and product candidates, or by customers of our products and product candidates, including, but not limited to PET scanners for PYLARIFY, PYLARIFY TruVu, Neuraceq, MK-6240, LNTH-2501 and NAV-4694; (iv) our ability to have third parties manufacture our products and product candidates and our ability to manufacture DEFINITY in our in-house manufacturing facility, in amounts and at the times needed; (v) our ability to satisfy our obligations under our existing clinical development partnerships using Neuraceq, MK-6240 or NAV-4694 and other assets as a research tool and under the license agreements through which we have rights to those assets, and to further develop and commercialize MK-6240 and NAV-4694 as approved products; (vi) our ability to continue to successfully integrate acquisitions, including of Lantheus Biosciences Ltd. (formerly Life Molecular Imaging Limited) and Evergreen Theragnostics, Inc., which could be impacted by unforeseen expenses related to integration activities, the potential for unforeseen liabilities within those businesses, the ability to integrate disparate information technology systems, retain key talent and create a merged corporate culture that successfully realizes the full potential of the combined organization; (vii) our ability to obtain FDA approval for LNTH-2501, our investigational kit for the preparation of Gallium-68 edotreotide injection, which has been studied for use in conjunction with a PET scan to stage and localize neuroendocrine tumors in adult and pediatric patients and to successfully commercialize LNTH-2501 if approved; (viii) our ability to obtain final FDA approval for PNT2003, which received FDA tentative approval in March 2026, to be successful in the patent litigation associated with PNT2003 and to successfully commercialize PNT2003 if approved; (ix) the cost, efforts and timing for clinical development, manufacturing, regulatory approval, adequate coding, coverage and payment and successful commercialization of our newly approved products, product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake, including those investigational assets for which FDA approval has been obtained or is anticipated to be obtained this year; (x) our ability to identify opportunities to collaborate with strategic partners and to acquire or in-license additional diagnostic and therapeutic product opportunities in oncology, neurology and other strategic areas and continue to grow and advance our pipeline of products; (xi) the effect that changes to management, including the recent turnover in our leadership and senior management team, could have on our business; and (xii) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

- Tables Follow -

Lantheus Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues	$377,333	$372,764
Cost of goods sold	146,411	135,064
Gross profit	230,922	237,700
Operating expenses
Sales and marketing	52,684	42,503
General and administrative	57,533	56,816
Research and development	39,379	36,314
Total operating expenses	149,596	135,633
Operating income	81,326	102,067
Interest expense	4,864	4,804
Investment in equity securities - unrealized (gain) loss	(14,905)	14,862
Gain on sale of business, net of transaction costs	(59,328)	—
Other income, net	(5,710)	(14,128)
Income before income taxes	156,405	96,529
Income tax expense	37,988	23,584
Net income	$118,417	$72,945
Net income per common share:
Basic	$1.83	$1.06
Diluted	$1.80	$1.02
Weighted average common shares outstanding:
Basic	64,736	68,675
Diluted	65,772	71,461

Lantheus Holdings, Inc.

Consolidated Revenues Analysis

(in thousands, except percent data – unaudited)

	Three Months Ended
	March 31,
	2026	2025	Change $	Change %
PYLARIFY	$240,924	$257,654	$(16,730)	(6.5)%
Total oncology	240,924	257,654	(16,730)	(6.5)%
Neuraceq	35,439	—	35,439	100.0%
Total neurology	35,439	—	35,439	100.0%
DEFINITY	84,627	79,211	5,416	6.8%
Total cardiology	84,627	79,211	5,416	6.8%
Strategic partnerships and other	16,343	10,747	5,596	52.1%
SPECT	—	25,152	(25,152)	(100.0)%
Total revenues	$377,333	$372,764	$4,569	1.2%

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and percent data – unaudited)

	Three Months Ended March 31,
	2026	2025
Net income	$118,417	$72,945
Stock and incentive plan compensation	16,041	21,198
Amortization of acquired intangible assets	16,723	8,016
Campus consolidation costs	12	60
Contingent consideration fair value adjustments	(358)	—
Non-recurring fees	7,411	2,478
Gain on sale of business, net of transaction costs	(59,328)	—
Strategic collaboration and license costs	(131)	5,413
Investment in equity securities - unrealized (gain) loss	(14,905)	14,862
Acquisition, integration and divestiture-related items	6,365	4,751
Other	80	(4,452)
Income tax effect of non-GAAP adjustments(a)	5,474	(15,796)
Adjusted net income	$95,801	$109,475
Adjusted net income, as a percentage of revenues	25.4%	29.4%

	Three Months Ended March 31,
	2026	2025
Net income per share - diluted	$1.80	$1.02
Stock and incentive plan compensation	0.24	0.30
Amortization of acquired intangible assets	0.25	0.11
Campus consolidation costs	0.00	0.00
Contingent consideration fair value adjustments	(0.01)	—
Non-recurring fees	0.11	0.03
Gain on sale of business, net of transaction costs	(0.90)	—
Strategic collaboration and license costs	(0.00)	0.07
Investment in equity securities - unrealized (gain) loss	(0.23)	0.21
Acquisition, integration and divestiture-related items	0.10	0.07
Other	0.00	(0.06)
Income tax effect of non-GAAP adjustments(a)	0.08	(0.22)
Adjusted net income per share - diluted(b)	$1.46	$1.53
Weighted-average common shares outstanding - diluted	65,772	71,461

(a)
Represents the estimated income tax effect of the adjustments between GAAP net income and adjusted net income (non-GAAP).
(b)
Amounts may not add due to rounding.

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(in thousands, except per share and percent data – unaudited)

	Three Months Ended March 31,
	2026	2025
Operating income	$81,326	$102,067
Stock and incentive plan compensation	16,041	21,198
Amortization of acquired intangible assets	16,723	8,016
Campus consolidation costs	12	60
Contingent consideration fair value adjustments	(358)	—
Non-recurring fees	7,411	2,478
Strategic collaboration and license costs	(131)	5,413
Acquisition, integration and divestiture-related items	8,044	4,751
Other	80	275
Adjusted operating income	$129,148	$144,258
Adjusted operating income, as a percentage of revenues	34.2%	38.7%

Lantheus Holdings, Inc.

Reconciliation of Free Cash Flow

(in thousands – unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$125,127	$107,563
Capital expenditures	(3,226)	(8,718)
Free cash flow	$121,901	$98,845

Net cash provided by (used in) investing activities	$25,986	$(63,718)
Net cash used in financing activities	$(11,623)	$(18,219)

Lantheus Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands – unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$498,582	$359,121
Accounts receivable, net	355,666	358,640
Inventory, net	61,339	64,674
Income tax receivable	1,487	15,387
Other current assets	25,214	21,400
Assets held for sale	—	80,742
Total current assets	942,288	899,964
Investment in equity securities	58,312	42,213
Long-term notes receivable	92,103	—
Property, plant and equipment, net	157,563	163,686
Intangibles, net	706,058	722,779
Goodwill	239,399	239,517
Deferred tax assets, net	89,122	109,196
Other long-term assets	61,742	50,044
Total assets	$2,346,587	$2,227,399
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and other borrowings	$803	$738
Accounts payable	45,875	42,906
Accrued expenses and other current liabilities	286,488	267,307
Liabilities held for sale	—	22,468
Total current liabilities	333,166	333,419
Asset retirement obligations	139	138
Long-term debt and other borrowings, net of current portion	569,604	568,678
Long-term deferred tax liabilities	53,508	54,246
Long-term contingent consideration liabilities, net of current portion	72,647	73,255
Other long-term liabilities	105,235	107,866
Total liabilities	1,134,299	1,137,602
Total stockholders’ equity	1,212,288	1,089,797
Total liabilities and stockholders’ equity	$2,346,587	$2,227,399

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Contacts:

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Executive Director, External Communications

646-975-2533

media@lantheus.com